                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

RealNetworks, SARL

RealNetworks, Limited

Progressive Networks Kabushiki Kaisha (to be renamed RealNetworks Kabushiki Kaisha)